                                 EXHIBIT 12.1

                 PRIME GROUP REALTY TRUST AND THE PREDECESSOR

            STATEMENTS REGARDING COMPUTATION OF RATIOS OF EARNINGS
          TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

                            (DOLLARS IN THOUSANDS)

                                                          Prime Group Realty Trust - Historical           Predecessor - Historical
                                                   ----------------------------------------------------- ---------------------------
                                                                                           Period from    Period from
                                                                                          November 17,    January 1,
                                                                                          1997 through   1997 through  Year ended
                                                           Year ended December 31         December 31,   November 16, December 31,
                                                   -------------------------------------
                                                       2000         1999         1998         1997           1997         1996
                                                   ----------------------------------------------------- ---------------------------
Earnings:
  Income (loss) before
   preferred share distributions and minority
   interests per the consolidated/combined
   financial statements.......................      $  23,529    $  33,567      $30,866      $1,427         $(29,050)    $(31,417)
  Interest expense............................         55,755       42,648       30,901       1,680           34,417       37,217
  Amortization of debt issuance
   costs......................................          3,012        2,424        1,230         140              630          594
                                                   ----------------------------------------------------- ---------------------------
Earnings......................................      $  82,296    $  78,639      $62,997      $3,247        $   5,997     $  6,394
                                                   ===================================================== ===========================

Fixed Charges:
  Interest expense............................      $  55,755    $  42,648      $30,901      $1,680         $ 34,417     $ 37,217
  Capitalization of interest expense..........         14,232        7,986        2,498           -                -            -
  Amortization of debt issuance costs.........          3,012        2,424        1,230         140              630          594
  Preferred share distributions...............         12,147       12,103        7,971         345                -            -
                                                   ----------------------------------------------------- ---------------------------
Total fixed charges...........................      $  85,146      $65,161      $42,600      $2,165         $ 35,047     $ 37,811
                                                   ===================================================== ===========================
  Ratio of earnings to combined fixed
   charges and preferred share
   distributions..............................              -         1.21         1.48        1.50               -            -
                                                   ===================================================== ===========================
  Excess (deficit) of earnings to combined
   fixed charges and preferred share
   distributions..............................      $  (2,850)   $  13,478      $20,397      $1,082         $(29,050)    $(31,417)
                                                   ===================================================== ===========================
Funds from Operations:
  Funds from operations (1)...................      $  43,985    $  54,131      $47,996      $3,439         $(14,461)    $(17,367)
  Interest expense............................         55,755       42,648       30,901       1,680           34,417       37,217
  Amortization of debt issuance costs.........          3,012        2,424        1,230         140              630          594
  Preferred share distributions...............         12,147       12,103        7,971         345                -            -
                                                   ----------------------------------------------------- ---------------------------
Adjusted funds from operations................      $ 114,899    $ 111,306      $88,098      $5,604         $ 20,586     $ 20,444
                                                   ===================================================== ===========================
Fixed Charges:
  Interest expense............................      $  55,755    $  42,648      $30,901      $1,680         $ 34,417     $ 37,217
  Capitalization of interest expense..........         14,232        7,986        2,498           -                -            -
  Amortization of debt issuance costs.........          3,012        2,424        1,230         140              630          594
  Preferred share distributions...............         12,147       12,103        7,971         345                -            -
                                                   ----------------------------------------------------- ---------------------------
Total fixed charges...........................      $  85,146    $  65,161      $42,600      $2,165         $ 35,047     $ 37,811
                                                   =================================================================================
  Ratio of funds from operations to
   combined fixed charges and preferred
   share distributions........................           1.35         1.71         2.07        2.59                -            -
                                                   ===================================================== ===========================
  Excess (deficit) of funds from operations
   to combined fixed charges and
   preferred share distributions..............      $  29,753    $  46,145      $45,498      $3,439         $(14,461)    $(17,367)
                                                   ===================================================== ===========================

          (1) Funds from operations for the years ended December 31, 1999 and 1998, and for the period from November 17, 1997 through December 31, 1997, have been restated in accordance with standards established by the Board of Governors of NAREIT in its 1999 White Paper, which results in the exclusion of certain nonrecurring items and the inclusion of the effects of straight-line rental revenue. Periods prior to November 17, 1997 have not been restated due to the unavailability of certain required information.

                                      F-47